Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of OneConnect Financial Technology Co., Ltd. of our report dated March 31, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in OneConnect Financial Technology Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China
June 22, 2022